EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements listed below of our report dated September 3, 2003, except for the fifth paragraph of Note 8 as to which the date is September 19, 2003, with respect to the financial statements of Alternative Technology Resources, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2003.

     - Form S-8 No. 33-80300 pertaining to the 3Net Systems, Inc. 1993 Stock Option/Issuance Plan

     - Form S-8 No. 33-84576 pertaining to the Non-Statutory Stock Option Agreement by and between 3Net Systems, Inc. and Russell J. Harrison

     - Form S-3 No. 33-86962 pertaining to 3Net Systems, Inc. common stock being offered by selling stockholders

     - Form S-8 No. 333-90021 pertaining to the Alternative Technology Resources, Inc. 1997 Stock Option Plan, Non-Statutory Stock Option for Edward Lammerding

     - Form S-8 No. 333-103165 pertaining to the Alternative Technology Resources, Inc. 2002 Stock Option Plan and the Stock Option Agreement for Jeffrey S. McCormick


                                                           /s/ Ernst & Young LLP

Sacramento, California
September 26 2003